Merrill Lynch

Global Markets & Investment Banking Group

Neoforma Special Committee Confidential Presentation Materials Prepared For: August 29, 2005 Regarding Project LeapFrog DRAFT Exhibit (c)(3)

DRAFT Preliminary Valuation

CONFIDENTIAL
DRAFT

Preliminary Valuation
Neoforma Operating Environment Overview
VUN approach to Marketplace@ Novation and relationship with Neoforma has changed materially
VUN has changed its e-commerce strategy to “low cost” from “highly differentiated”
Certain Neoforma offerings (e.g., Spend Intelligence) now perceived as competitive to VUN
Change in VUN appears to be driven by GPO competitive landscape and resultant change in underlying VUN business strategy
Unclear whether VUN remains desirous of any ongoing relationship with Neoforma
Revenue from core M@N business likely to fall under renegotiated contract or benchmarking
VUN committed to achieving $15 - $25mm drop in fee
Benchmarking theoretically could keep $61mm level, but VUN unlikely to renew upon contract expiration in March 2010 and operating dynamic would be difficult
Ability to utilize member-based pricing to overcome OA fee reduction doubtful given current
VUN mindset

CONFIDENTIAL
DRAFT

Preliminary Valuation
Neoforma Operating Environment Overview (cont’d)
Value of VUN relationship and channel declining
Primary growth avenue – ability to leverage channel – is now questionable (e.g., new developments re competitive nature of Spend Intelligence)
Supplier adoption difficult with VUN relationship in place
Prior base case NSG projections (30% CAGR 2005-2010) now appear very aggressive
GHX in strong position to aggressively compete with Neoforma in all areas under status quo scenario
Benefit of full company due diligence (products, services, future development, strategy, customer lists, weaknesses, etc.) and intimate knowledge of VUN
Ability of Neoforma to succeed given current VUN mindset and desired control questionable
Financial projections exercise challenging given role and rights of VUN
Impossible to predict outcome of negotiations with VUN or benchmarking process
Impossible to predict NSG revenue growth absent discussions with VUN

CONFIDENTIAL
DRAFT

Preliminary Valuation
We have analyzed three primary scenarios with respect to the Outsourcing Agreement
Scenario
1:
Contract Terminated in 2010
– The OA is assumed to remain in place, but is not extended at its termination in 2010
– $37 - $61mm revenue per year from OA
– Only NSG business continues
Scenario
2:
Contract Extended through 2015
– The OA is renegotiated effective January 2006, and is assumed to be extended through
2015 (feasibility of this unclear); OA is not extended beyond this point
– $37 - $49mm revenue per year from OA
– Only NSG business continues
Scenario
3:
Contract Renewed in Perpetuity
– The OA is renegotiated effective January 2006 and is assumed to be extended in perpetuity (feasibility of this unclear) at 0% growth
– $37 - $49mm revenue per year from OA
– OA and NSG business continue
The cost structure is sensitized to OA revenue – below $49mm of OA revenue, gross operating costs decrease ~$1mm for each $4mm drop in revenue as the number of employees required to service the contract decreases
Above $49mm of OA revenue, the cost structure is assumed to remain unchanged – a $1mm increase in OA fee above $49mm results in a $1mm increase in EBITDA
Scenario Analysis

CONFIDENTIAL
DRAFT

Preliminary Valuation
Key Model Assumptions
Source: Management
Flat OA revenue growth
MMS business (provider & supplier) is divested
Move to new facility at 4/1/07 or earlier at a significantly reduced cost
No Ideal or Inobis transaction
Plan B implementation including:
Management reduction
Modesto PDS
Modesto CSS
Expense assumptions are per management
Use of outsourced contract workers falls as OA revenue falls
Scenario 1 assumes the OA contract expires in March of 2010 – only one quarter of revenue is realized
All but $12mm of the full year’s projected gross operating costs remain
Base Case Projections through 2008E

CONFIDENTIAL
DRAFT

Preliminary Valuation
Key Model Assumptions
NSG revenues are projected using a 20% growth rate in 2009E and 2010E (yielding CAGR of
30% for 2005-2010 NSG revenue growth) and 10% beyond 2010E
Given current discussions with VUN re Spend Intelligence, this is now aggressive
Projected consolidated EBITDA margin assumed to remain flat at 2008E level
Gross operating expenses and capitalized software costs flat at 2008E percent of sales
Capital expenditures projected at 4.0% of sales (based on 2006E – 2008E average)
Change in net working capital held flat at 2008E level (-$3.3 million)
For Scenarios 1 and 2, Perpetuity Value is derived entirely from NSG business
NSG EBITDA margin assumed to be 10.0% (business burdened by entire corporate overhead and public company costs)
For analysis of Scenario 2, we have extended projections through 2015
NSG revenues are projected using a 10% growth rate in 2011E through 2015E
Base Case Projections beyond 2008E

CONFIDENTIAL
DRAFT
Valuation based on Discounted Cash Flow analysis of 2006 – 2010 (or through 2015), including sensitivity to changes in the OA revenue, as of 9/30/05 using mid- year convention at discount rate of 14%
Terminal Value calculated using two methods:
Blended Perpetuity growth rate of 3.0% to 5.0% on continuing cash flows
LTM EBITDA exit multiple of 10.0x to 12.0x on continuing EBITDA
Operating cash flows are not tax-effected due to utilization of NOL
Perpetuity cash flows are taxed at 35%
Assumes $39.1mm of cash as of 9/30/05, $3.9mm cash restructuring costs, and 20.7mm shares outstanding

Preliminary Valuation
Valuation Methodology
Indicative Cash Flows – $49mm OA Fee
Fiscal Year Ended
2006 2007 2008 2009 2010
Revenue $66.1 $71.8 $80.1 $86.3 $93.8
   Y-o-Y growth % (10.2%) 8.6% 11.6% 7.7% 8.6%
EBITDA $12.4 $20.5 $24.9 $26.8 $29.1
   Margin % 18.7% 28.5% 31.0% 31.0% 31.0%
Less: changes in working capital (3.6) (0.8) (3.3) (3.3) (3.3)
Less: capital expenditure (3.0) (5.0) (3.0) (3.5) (3.8)
Capitalization of SW Development (4.9) (5.9) (5.9) (6.4) (6.9)
Unlevered Free Cash Flow $0.8 $8.8 $12.6 $13.6 $15.1
Free Cash Flow Growth Rate (93.5%) 975.3% 43.5% 8.0% 10.7%
____________________
(1) Untaxed cash flow from continuing operations.  For valuation purposes, taxed at 35% in perpetuity.
(1)

CONFIDENTIAL
DRAFT

Discounted Cash Flow – Sensitivity Analysis
Preliminary Valuation
Scenario 1 – Contract Terminated in 2010
____________________
(1)    Equity Value = Enterprise Value + Net Cash – Severance and other one-time costs of $3.9mm.
(2) Assumes NSG 2005-2010 revenue CAGR of 30%.
Midpoint of 3.0% to 5.0% Growth Rate
$37.0 $45.0 $50.0 $55.0 $61.0
13.0% 2.01 2.74 3.23 3.92 4.74
14.0% 1.94 2.64 3.13 3.80 4.59
15.0% 1.88 2.57 3.04 3.69 4.47
Value Per Share - Perpetuity Method
(1) (2)
Novation Annual Revenue - '06 and forward
Midpoint of 10x to 12x LTM EBITDA Multiple
$37.0 $45.0 $50.0 $55.0 $61.0
13.0% 2.69 3.43 3.94 4.64 5.47
14.0% 2.64 3.36 3.86 4.54 5.34
15.0% 2.59 3.29 3.78 4.44 5.22
Value Per Share - EBITDA Method
(1) (2)
Novation Annual Revenue - '06 and forward

CONFIDENTIAL
DRAFT

Discounted Cash Flow – Sensitivity Analysis
Preliminary Valuation
Scenario 2 – Contract Extended through 2015
____________________
(1)     Equity Value = Enterprise Value + Net Cash – Severance and other one-time costs of $3.9mm.
(2) Assumes NSG 2005-2010 revenue CAGR of 30%.
Value Per Share - Perpetuity Method
(1) (2)
Midpoint of 3.0% to 5.0% Growth Rate
Novation Annual Revenue - '06 and forward
4.9 $37.0 $41.0 $45.0 $49.0
13.0% 3.04 3.76 4.48 5.19
14.0% 2.88 3.57 4.25 4.93
15.0% 2.75 3.40 4.06 4.70
Value Per Share - EBITDA Method
(1) (2)
Midpoint of 10x to 12x LTM EBITDA Multiple
Novation Annual Revenue - '06 and forward
5.5 $37.0 $41.0 $45.0 $49.0
13.0% 3.57 4.30 5.02 5.73
14.0% 3.42 4.11 4.80 5.48
15.0% 3.28 3.94 4.59 5.24

CONFIDENTIAL
DRAFT

Discounted Cash Flow – Sensitivity Analysis
Preliminary Valuation
Scenario 3 – Contract Renewed in Perpetuity
____________________
(1)     Equity Value = Enterprise Value + Net Cash – Severance and other one-time costs of $3.9mm.
(2) Assumes NSG 2005-2010 revenue CAGR of 30%.
Value Per Share - Perpetuity Method
(1) (2)
Midpoint of 3.0% to 5.0% Growth Rate
Novation Annual Revenue - '06 and forward
$37.0 $41.0 $45.0 $49.0
13.0% 3.01 4.03 5.03 6.02
14.0% 2.83 3.75 4.66 5.56
15.0% 2.69 3.53 4.36 5.19
Value Per Share - EBITDA Method
(1) (2)
Midpoint of 10x to 12x LTM EBITDA Multiple
Novation Annual Revenue - '06 and forward
$37.0 $41.0 $45.0 $49.0
13.0% 5.41 6.73 8.04 9.34
14.0% 5.24 6.51 7.76 9.00
15.0% 5.07 6.29 7.49 8.69